Filed pursuant to Rule 424(b)(5)

Registration No. 333-272516

Prospectus Supplement

(To Prospectus dated June 14, 2023)

Up to $15,500,000

Ordinary Shares

We previously entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent” or “B. Riley”), relating to our ordinary shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. On December 20, 2023, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prior Prospectus Supplement”) for the offer and sale of up to $4,000,000 of our ordinary shares pursuant to the Sales Agreement under our shelf registration statement on Form F-3 (File No. 333-272516). As of the date of this prospectus supplement, we have sold $3,999,911 of our ordinary shares pursuant to the Sales Agreement under the Prior Prospectus Supplement. No further offers or sales will be made under the Prior Prospectus Supplement. Accordingly, in accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $15.5 million from time to time through or to B. Riley, acting as sales agent or principal, under this prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO”. On June 9, 2025, the last reported price of our ordinary shares on The Nasdaq Capital Market was $2.10 per share.

Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

B. Riley will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price per ordinary share sold under the Sales Agreement. In connection with the sale of our ordinary shares on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or our public float, was $58,589,465 based on 27,899,745 outstanding ordinary shares held by non-affiliates and a per share price of $2.10, the closing price of our ordinary shares on June 9, 2025, which is the highest closing price of our ordinary shares on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our ordinary shares in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have offered and sold our ordinary shares at an aggregate sales price of $3,999,911 pursuant to General Instruction I.B.5. of Form F-3 and, accordingly, may offer and sell additional ordinary shares having an aggregate offering price of up to $15.5 million from time to time through B. Riley in accordance with the terms of the Sales Agreement.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our ordinary shares involves a high degree of risk. Please carefully consider the risks discussed in this prospectus supplement under “Risk Factors” on page S-8 in this prospectus supplement, page 7 in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our ordinary shares.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is June 11, 2025.

Table of Contents

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-272516) that we originally filed with the SEC, on June 8, 2023 and which became effective on June 14, 2023.

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed prior to the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise indicated or the context otherwise requires, all references in this registration statement to the terms “OKYO,” “OKYO Pharma Limited,” the “Company,” “we,” “us” and “our” refer to OKYO Pharma Limited and our wholly owned subsidiary OKYO Pharma US Inc.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information set forth under the sections of this prospectus supplement entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a clinical-stage biopharmaceutical company developing next-generation therapeutics to improve the lives of patients suffering from inflammatory eye diseases and ocular pain. Our research program focuses on a novel G Protein-Coupled Receptor, or GPCR, which we believe plays a key role in the pathology of specific ocular eye diseases of high unmet medical need. Our therapeutic approach involves targeting a specific member of this class of GPCR receptors called CMKLR1 (or ChemR23) that is involved in the inflammatory and pain modulation pathways that drive these conditions. Our lead clinical product candidate, urcosimod (formerly called OK-101), is a lipidated peptide (See Figure 1) designed to specifically bind to ChemR23 and block its role in producing ocular pain and inflammation.

FIGURE 1:

We initiated clinical studies of urcosimod with the treatment of dry-eye disease (DED) and have more recently been focusing our clinical program on urcosimod to treat neuropathic corneal pain (NCP), a major unmet medical need.

Importantly, we were pleased to announce on February 12, 2025, that our lead drug candidate, OK-101, was officially assigned the United States Adopted Name (USAN) “urcosimod”. Consequently, all press releases after the date of February 12, 2025 contain the new drug name “urcosimod” instead of OK-101 in the body of the text, with the alert to the reader of this change by inserting the wording “urcosimod (formerly called OK-101)” in the beginning paragraph of all press releases after February 12, 2025. The text in this prospectus will cover earlier press releases that used the initial name of OK-101, along with the later press releases using the urcosimod name.

S-2

On February 21, 2018, we announced that we successfully obtained (via assignment from Biovitas Limited, a related party) a license from OTT to patents owned or controlled by OTT and a sub-license from OTT to certain patents licensed by OTT from TMC to support our ophthalmic disease drug programs. These licenses gave us the right to exploit the IP estate covering urcosimod (formerly called OK-101) which is directed to compositions-of-matter plus methodologies for treating ocular inflammation, DED, utilizing chemerin or lipid-linked chemerin analogues such as urcosimod.

We also have a license from TMC to a separate IP estate for treating symptoms of ocular neuropathic pain, uveitis and associated pain. The scope of our use of the TMC IP, granted to us through the sublicense with OTT, is commensurate with the scope of use of the IP granted to OTT from TMC. This intellectual property forms the basis of our urcosimod program, which is discussed in greater detail below.

URCOSIMOD

Urcosimod, our lead clinical product candidate (See Figure 2), was initially focused on keratoconjunctivitis sicca, commonly referred to as DED, which is a multifactorial disease caused by an underlying inflammation resulting in the lack of lubrication and moisture in the surface of the eye. DED is one of the most common ophthalmic conditions encountered in clinical practice. Symptoms of DED include constant discomfort and irritation accompanied by inflammation of the ocular surface, visual impairment and potential damage to the ocular surface. There are presently approximately 38 million people suffering from DED in the U.S. alone (Farrand et al. AJO 2017; 182:90; Market Scope 2023 Dry Eye Product Market Review), with the disease affecting approximately up to 34% of the population aged 50+ (Dana et al. AJO 2019; 202:47), and with women representing approximately two-thirds of those affected (Matossian et al. J Womens Health (Larchmt) 2019; 28:502–514.

Figure 2:

The clinical development of urcosimod to treat DED included a successful initial phase 2 trial of urcosimod in 240 DED patients (See section below regarding urcosimod to treat DED) which showed statistically significant improvement in ocular pain as measured by a visual analog scale (VAS score) that was durable throughout the trial with p values = 0.03, 0.04 and 0.01 at Days 29, 57 and 85, respectively. Clinical data from this DED trial was the basis for the company’s decision in mid-2024 to focus further development of urcosimod to treat NCP.

S-3

Urcosimod to Treat Neuropathic Corneal Pain (NCP)

Neuropathic corneal pain (NCP) is a debilitating condition characterized by persistent, severe eye pain caused by nerve damage, impacting a significant number of patients worldwide. NCP has remained a challenging condition to treat since there are no FDA approved topical drugs available to treat this condition. Current treatments for neuropathic corneal pain are limited to short term NSAIDs, steroids, gabapentin, and opioids in severe cases. Neuropathic pain occurs through changes in both peripheral and central neurons leading to allodynia and hyperalgesia. Peripheral sensitization from the inflammatory cytokines during and after ocular surface injury alters responsiveness of peripheral sensory neurons, which initiates complex neuroinflammatory and electrophysiological signaling in the central nervous system that amplify the pain signaling. OKYO Pharma’s urcosimod aims to address this urgent medical need with its innovative approach.

Urcosimod, our novel, non-opioid therapeutic candidate, is designed to target and alleviate the debilitating pain associated with corneal nerve damage, a condition for which there are currently no FDA approved treatments. Neuropathic corneal pain, often resulting from conditions like dry eye disease, surgery, or infections, can severely impact a patient’s quality of life, with current management options limited to pain relief strategies that offer only partial or temporary respite.

The chemerin receptor (ChemR23) that urcosimod targets to produce its anti-inflammatory activity is not only expressed on select populations of immune cells, but is now believed to be expressed, as well, on neurons and glial cells in the dorsal root ganglion, spinal cord, and retina.

In a separate set of animal model experiments, we evaluated the pain-reducing activity of urcosimod in a ciliary nerve ligation mouse model of corneal neuropathic pain. In collaboration with Pedram Hamrah, MD, Professor of Ophthalmology, an internationally recognized cornea specialist, and clinician-scientist at Tufts Medical Center, Boston, we previously demonstrated that urcosimod suppresses corneal neuropathic pain in a mouse model of ciliary nerve ligation developed in Dr. Hamrah’s laboratory. urcosimod was topically administered to mice in comparison to the positive control gabapentin which was administered via intraperitoneal injection. Pain relief was evaluated by an eye-wipe count, and urcosimod was shown to reduce corneal pain similar to that of gabapentin, a commonly used anticonvulsant oral drug typically used to treat neuropathic pain for conditions such as shingles and other systemic nerve pain disorders. Notably, the drug concentration of urcosimod used in this study was identical to that used in mouse models of DED that demonstrated ocular anti-inflammatory activity. Urcosimod had no neurotoxic effect and did not affect the corneal epithelial integrity.

Based on the success of the animal model experiments, we concluded that urcosimod has the potential to address both the increased inflammatory cytokines resulting from tear film imbalance as well as heightened neurosensory abnormalities through peripheral corneal nerve damage. Consequently, we believe that urcosimod has the potential to treat neuropathic corneal pain.

On July 28, 2023, we announced an agreement with Tufts Medical Center to conduct a 40-patient open-label clinical trial evaluating the efficacy and safety of urcosimod in subjects with neuropathic corneal pain (“NCP”). The Investigational New Drug (“IND”) application for NCP was planned to be filed in Q4 of 2023, with study enrollment planned to commence after IND allowance by the FDA.

On October 9, 2023, we announced the filing of the IND with the FDA for the development of urcosimod to treat NCP. The NCP trial, designed as a single-center trial, was planned to be conducted at Tufts Medical Center with Professor Pedram Hamrah, MD, a leading expert in NCP, serving as Principal Investigator of the study. The trial, once started, was anticipated to take 6-9 months to conduct, and was anticipated to have a minor budgetary impact, with a total cost for the trial, including cost of drug manufacture and formulation, amounting to under $2 million.

On February 9, 2024, we announced that the U.S. Food and Drug Administration (FDA) had cleared urcosimod as its first Investigational New Drug (IND) application for the treatment of NCP. Notably, our initial IND submission to FDA proposed an open-label design for the clinical trial. Based on positive feedback from FDA, the Phase 2 study was now altered to be a single-center, double-masked, randomized, 12-week placebo-controlled trial comparing urcosimod to placebo in NCP patients. A total of 48 patients were planned for the study, with NCP disease confirmed via confocal microscopy. The primary endpoint was designated to be the measure of VAS pain relief scores. These protocol changes would thus enable a statistically valid demonstration of a true drug effect of urcosimod on NCP symptoms.

S-4

On October 23, 2024, we announced that the first patient had been dosed in the Phase 2 trial of topical ocular urcosimod to treat NCP. The Phase 2 study is designed as a double-masked, randomized, 12-week placebo-controlled trial in NCP patients. A total of 48 patients were planned to enroll for the study, with NCP disease confirmed via confocal microscopy. The urcosimod trial is designed as a single-center trial and is being led by Pedram Hamrah, MD, of Tufts Medical Center, as Principal Investigator. Dr. Hamrah is Professor and Vice Chair of Research and Academic Programs, and Director of the Center for Translational Ocular Immunology at Tufts Medical Center. He is one of the world’s foremost experts on NCP and treats patients with ocular pain from across the United States and worldwide.

On February 12, 2025, we announced that our lead drug candidate, OK-101, was officially assigned the United States Adopted Name (USAN) “urcosimod”. The USAN suffix “-mod” in urcosimod denotes its classification as a modulator of key inflammatory and neuropathic pathways, critical to addressing ocular conditions such as neuropathic corneal pain (NCP) and dry eye disease (DED). The USAN program, jointly managed by the American Medical Association (AMA), the United States Pharmacopeial Convention (USP), and the American Pharmacists Association (AphA), assigns unique nonproprietary names to pharmaceutical substances to ensure clarity in medical communication.

On March 31, 2025, we announced successfully establishing that urcosimod has been shown to be stable for over two and a half years in single-use ampoules used for administration of the drug to patients. Commercial marketing of ophthalmic drugs for ocular conditions which typically utilizes small plastic bottles has seen an increasing utilization of single-use ampoules by patients for ocular conditions such as DED, for ease of use, and for minimizing concerns regarding potential loss of sterility with use of plastic bottles for daily administration of drug over extended periods of weeks and months.

On April 30, 2025, we announced plans to accelerate the clinical development of urcosimod to treat NCP through the analysis of its data following an early closure of the Phase 2 trial. This Phase 2 trial of urcosimod to treat NCP was being conducted at a single trial site at Tufts Medical Center in Boston, MA. The decision to close the trial with 17 patients having presently completed the study was due to OKYO’s strong desire to immediately interrogate the currently masked data by unmasking the data set. The Company announced that analysis of the data from these patients, with the closing of this trial, should take no longer than 6 weeks. This decision to close the trial would also enable us to significantly cut the time to our requesting an end-of-phase 2 meeting with FDA to cover plans for the drug’s further clinical development. Notably, a number of patients who completed the trial requested compassionate use of urcosimod which the Company is seeking to arrange with Tufts Medical Center, subject to the necessary FDA consents.

On May 1, 2025, we announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to urcosimod for the treatment of neuropathic corneal pain (NCP). Fast Track designation by the FDA is granted to facilitate the development and expedite the review of therapies that aim to treat serious conditions and fulfill unmet medical needs. This designation is intended to accelerate the availability of new treatments to patients, providing earlier access to potentially beneficial therapies. The Fast Track designation provides several key benefits, including more frequent meetings with the FDA to discuss the drug’s development plan, eligibility for Accelerated Approval and Priority Review if relevant criteria are met, and a potential Rolling Review of the New Drug Application (NDA).

Initial Studies with Urcosimod to Treat Dry Eye Disease (DED)

On May 2, 2023, we announced that the first patient has been screened for our Phase 2b, multi-center, randomized, double-blinded, placebo-controlled trial of urcosimod (formerly called OK-101). Because the drug is designed to be administered topically, we were able to skip the standard Phase 1 studies typically expected with orally delivered or injectable drug candidates in non-life-threatening conditions and we opened the first trial with urcosimod as a Phase 2b clinical trial in DED patients. This trial was conducted in approximately 240 DED patients.

On June 6, 2023, we announced that patients in the ongoing phase 2b trial began dosing in the randomized portion of the phase 2b, multi-center, double-masked, placebo-controlled trial of topical ocular urcosimod to treat DED, following the two-week placebo run-in period intended to minimize the placebo effect.

S-5

On September 8, 2023, we announced that we had completed full enrollment of patients in the randomized portion of the Phase 2b multi-center, double-masked, placebo-controlled clinical trial of topical ocular urcosimod to treat DED. A total of 240 patients have been enrolled in this study.

On December 4, 2023, we announced the last patient of the ongoing 240-patient double-blind placebo-controlled phase 2b clinical trial of urcosimod to treat DED had completed the 12-week urcosimod dosing study. In addition, data analysis plans for the trial had been finalized and submitted to FDA for feedback, in anticipation of the database lock, subsequent data analysis, and reporting of top-line findings on urcosimod.

On January 8, 2024, we announced urcosimod successfully achieved statistical significance for both sign and symptom endpoints in its first-in-human phase 2b trial of urcosimod in patients with DED. The double-masked, randomized, placebo-controlled Phase 2 trial was conducted at six sites in the U.S. and enrolled 240 subjects with DED dosed twice-daily (BID). Patients were randomly divided into 3 cohorts, with one of the cohorts dosed with 0.05% urcosimod (n=81), a second with 0.1% urcosimod (n=80), and the third cohort with vehicle (n=79). The duration of a patient’s treatment was 14 weeks, including a 2-week run-in period on placebo, to exclude placebo responders from the study, followed by 12 weeks in the randomized portion of the study.

●	Statistically significant drug effects were observed in FDA-recognized efficacy endpoints as early as the 15-day first visit after dosing. urcosimod demonstrated superiority when compared to placebo across at least two symptoms of DED including burning measured by the Ora Calibra© 4-symptom questionnaire as well as burning/stinging measured by a visual analogue scale as early as Day 15 (p = 0.04 and p=0.03, respectively).
●	A statistically significant improvement in blurred vision was also achieved at Day 29 (p = 0.01). Urcosimod also demonstrated superiority when compared to placebo in the sign endpoint of total conjunctival staining as measured by the Ora Calibra© Staining Scale as early as Day 29 (p = 0.034).
●	Regarding the safety profile of the drug, urcosimod exhibited placebo-like tolerability with a very low adverse event profile and no drug-related severe ocular TEAEs were seen. Additionally, fewer subjects in the urcosimod treated arm discontinued study medication (2.5%) compared to discontinuations in the placebo treated patients (3.8%).

On March 22, 2024, we announced additional key findings from analyses of the clinical data set from the 240 patient Phase 2, randomized, double-masked, placebo-controlled trial evaluating the safety and efficacy of urcosimod ophthalmic solution in patients with DED.

●	The Company reported additional urcosimod (0.05%) data, including conjunctival staining measured at Day 85 (p=0.056) demonstrating durability in this sign endpoint.
●	In addition, there were significant improvements in burning/stinging (p = 0.01, 0.006, 0.003 and 0.01 at Days 15, 29, 57 and 85, respectively) and in blurred vision (p = 0.09, 0.01, 0.03 and 0.06 at Days 15, 29, 57 and 85, respectively) which demonstrated sustained improvements throughout the trial.
●	Additional data analyses also showed statistically significant improvement in ocular pain measured by VAS that was durable throughout the trial with p values = 0.03, 0.04 and 0.01 at Days 29, 57 and 85, respectively. Furthermore, urcosimod improved tear film break-up time (TFBUT) as early as Day 15 and the improvement lasted throughout the trial with p values = 0.01, 0.05, 0.02, and 0.03 at Days 15, 29, 57 and 85, respectively.
●	Moreover, data obtained from daily symptom diaries maintained by patients during the trial, commonly referred to as patient-reported outcome data, confirmed several of the DED symptoms also measured in the clinic, exhibiting significant improvements as early as Day 1 through Day 15 for pain, burning/stinging, eye dryness and itching, with p values of 0.01, 0.06, 0.005 and 0.009, respectively.

The clinical data for urcosimod to treat DED was encouraging, however, the decision was made in mid-2024 to switch further clinical development of urcosimod to treat NCP, particularly due to the positive data observed in reduction of ocular pain in the DED trial, as well as the key realization that there is no FDA-approved drug to treat NCP as compared to eight approved drugs presently available on the market to treat DED.

Corporate Information

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on July 4, 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of our AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, we were registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. We are domiciled in Guernsey. On July 17, 2018, our Ordinary Shares were admitted to listing on the standard segment of the Official List of the FCA and admitted to trading on the standard listing of the Main Market of the London Stock Exchange, until May 22, 2023. From May 22, 2023, the principal trading market for our ordinary shares has been the NASDAQ Capital Market.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. Our agent for service of process in the United States is OKYO Pharma US, Inc.

S-6

THE OFFERING

Ordinary shares offered by us in this offering	Ordinary shares having an aggregate offering price of up to $15.5 million.

Ordinary shares outstanding immediately after this offering (1)	Up to 44,805,247 ordinary shares, assuming the sale of up to 7,380,952 ordinary shares hereunder at a price of $2.10 per share, the closing price per share on The Nasdaq Capital Market on June 9, 2025. The actual number of shares issued may vary depending on the price at which shares may be sold from time to time during this offering.

Use of proceeds	We currently expect to use the net proceeds, if any, for clinical development of our product candidates, general corporate purposes and working capital. See “Use of Proceeds” on page S-10.
Form of offering	“At the market offering” that may be made from time to time through or to B. Riley as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 7 of the accompanying prospectus and all other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Capital Market symbol for Ordinary shares	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “OKYO.”

(1) The number of ordinary shares to be outstanding after this offering is based on 37,424,295 ordinary shares outstanding as of June 9, 2025, and excludes as of such date:

●	2,068,903 ordinary shares issuable upon the exercise of share options at a weighted average exercise price of $1.66 per ordinary share of which 396,175 ordinary shares are currently exercisable and 1,672,728 are exercisable between March 13, 2027 and March 28, 2035; and

●	538,461 ordinary shares that currently may be issued upon the exercise of warrants to purchase ordinary shares at a weighted average exercise price of $3.68 per ordinary share.

S-7

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 20-F for the year ended March 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, as updated by our subsequent filings under the Exchange Act and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and our Nasdaq Listing

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering their ultimate use may vary substantially from their currently intended use.

You may experience immediate and substantial dilution as a result of this offering.

The offering price per share in this offering may exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 7,380,952 ordinary shares are sold during the term of the Sales Agreement at an assumed public offering price of $2.10 per share, the last reported sale price of our ordinary shares on The Nasdaq Capital Market on June 9, 2025, for aggregate gross proceeds of $15,500,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.83 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase ordinary shares in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

We have never declared or paid any cash dividends on our ordinary shares and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our ordinary shares, and we do not intend to pay any cash dividends on our ordinary shares. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

S-8

The actual number of ordinary shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley at any time throughout the term of the Sales Agreement. The number of shares that are sold by B. Riley after delivering a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with B. Riley. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our ordinary shares could be delisted from The Nasdaq Capital Market.

We may be unable to maintain the listing of our ordinary shares on The Nasdaq Capital Market. In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, we expect that they would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets which provide significantly less liquidity than the Nasdaq or other national securities exchanges. In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, it may have a material adverse effect on the trading and price of our ordinary shares.

If, for any reason, Nasdaq should delist our ordinary shares from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a material adverse effect on our shareholders may occur due to a reduction in some or all of the following: the market price of our ordinary shares; the liquidity of our ordinary shares; our ability to obtain financing for the continuation of our operations; the number of market makers in our ordinary shares; and the number of institutional and general investors that will consider investing in our ordinary shares.

In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, they may be considered a “penny stock.” Securities broker-dealers participating in sales of our ordinary shares would then be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our ordinary shares and cause a decline in the market value of our stock.

S-9

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus supplement titled “About this Prospectus Supplement,” “Risk Factors,” and “Prospectus Supplement Summary.” All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the section of this prospectus supplement titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

USE OF PROCEEDS

We may issue and sell our ordinary shares having aggregate gross sales proceeds of up to $15.5 million from time to time. The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with B. Riley as a source of financing.

We currently intend to use the net proceeds to us from this offering for clinical development of our product candidates, general corporate purposes and working capital. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Accordingly, we will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Investors are further cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

Pending any use, as described above, we plan to deposit the net proceeds in money market accounts with our primary bank or otherwise invest the net proceeds in high-quality, short-term, interest-bearing securities.

S-10

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per ordinary share in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. The net tangible book value of our ordinary shares as of September 30, 2024 was approximately $(7.2) million, or approximately $(0.32) per ordinary share based upon 37,424,295 ordinary shares outstanding at that time. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of September 30, 2024.

Net tangible book value dilution per ordinary share to investors participating in this offering represents the difference between the effective offering price per ordinary share paid by purchasers of securities in this offering and the pro forma as adjusted net tangible book value per ordinary share immediately after this offering. After giving effect to the sale of 2,623,326 shares pursuant to our at the market equity offering facility, our pro forma net tangible book value as of September 30, 2024 would have been approximately $(3.2) million, or $(0.09) per ordinary share. After giving effect to the sale of our ordinary shares in the aggregate amount of $15.5 million in this offering at an assumed public offering price of $2.10 per share (which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on June 9, 2025), and after deducting estimated offering expenses and after deducting estimated sales agent commissions payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $2.7 million, or $0.27 per ordinary share. This represents an immediate increase in net tangible book value of $0.36 per ordinary share to existing stockholders and immediate dilution of $1.83 per ordinary share to investors purchasing our ordinary shares in this offering at the offering price. The following table illustrates this dilution on a per ordinary share basis:

Assumed public offering price per share		$2.10
Pro forma net tangible book value per share as of September 30, 2024	$(0.09)
Increase in net tangible per share attributable to this offering	0.36
Pro forma as adjusted net tangible book value per share as of September 30, 2024		0.27
Dilution in net tangible book value per share to investors participating in this offering		$1.83

The discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of September 30, 2024:

●	2,068,903 ordinary shares issuable upon the exercise of share options at a weighted average exercise price of $1.66 per ordinary share of which 396,175 ordinary shares are currently exercisable and 1,672,728 are exercisable between March 13, 2027 and March 28, 2035; and

●	538,461 ordinary shares that currently may be issued upon the exercise of warrants to purchase ordinary shares at a weighted average exercise price of $3.68 per ordinary share.

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

S-11

PLAN OF DISTRIBUTION

We previously entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley (the “Agent”). Pursuant to this prospectus supplement, we may offer and sell our ordinary shares having an aggregate gross sales price of up to $6.0 million from time to time through or to the Agent acting as sales agent or principal.

The Agent may sell the ordinary share by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to sell ordinary shares under the Sales Agreement, we will provide the Agent with a placement notice describing the number of ordinary shares to be sold, the time period during which sales are requested to be made, any limitation on the number of ordinary shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. Unless otherwise specified, the settlement between us and the Agent will occur on the second trading day following the date on which the sale was made. The obligation of the Agent under the Sales Agreement to sell ordinary shares pursuant to a placement notice is subject to a number of conditions. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission of up to 3% of the gross proceeds of the sales price of all ordinary shares sold through the Agent as sales agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately $50,000. We have also agreed to reimburse B. Riley for its reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed an aggregate of $75,000 incurred in connection with entering into the transactions contemplated by the Sales Agreement and up to $5,000 per calendar quarter, for ongoing diligence arising from the transactions contemplated by the Sales Agreement.

In connection with the sale of ordinary shares contemplated in this prospectus supplement, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley against certain civil liabilities, including liabilities under the Securities Act.

The offering of ordinary shares pursuant to the Sales Agreement will terminate on the earlier of (1) the sale of all of the ordinary shares subject to the Sales Agreement or (2) termination of the Sales Agreement by us or the Agent.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been or will be filed with the SEC as an exhibit to registration statement of which this prospectus supplement is a part.

The Agent does not have any relationship with us other than its role as a sales agent for our current “at the market offerings” of ordinary shares. The Agent and its affiliates may in the future provide various investment banking and other financial services for us, for which services they may in the future receive customary fees.

LEGAL MATTERS

Certain legal matters with respect to English law and Guernsey law in connection with the validity of our ordinary shares registered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe (UK) LLP, United Kingdom and Carey Olsen (Guernsey) LLP, Bailiwick of Guernsey, respectively. Certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. B. Riley Securities, Inc. is being represented in this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2024 and 2023 and for each of the years then ended, included in our Form 20-F annual report for each of the years ended March 31, 2024 and 2023, as amended, and incorporated by reference in this prospectus supplement have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2022 and the year then ended, included in our Form 20-F annual report for the year ended March 31, 2022 and incorporated by reference in this prospectus supplement have been audited by Mazars LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern. The registered business address of Mazars LLP is 30 Old Bailey, London EC4M 7AU, United Kingdom.

S-12

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying base prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement and the and the accompanying base prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 6-K and exhibits furnished on such form that relate to such items:

●	Our Annual Report on Form 20-F for the fiscal year ended March 31, 2024 filed with the SEC on August 13, 2024;

●	our Reports on Form 6-K furnished to the SEC on, April 2, 2024, April 9, 2024, April 30, 2024, May 8, 2024, July 10, 2024/July 10, 2024, July 11, 2024, August 6, 2024, August 15, 2024, August 21, 2024, August 23, 2024/August 23, 2024, August 27, 2024, September 5, 2024, September 10, 2024, October 16, 2024, October 23, 2024, October 30, 2024, November 26, 2024, January 22, 2025, January 31, 2025, February 12, 2025, March 10, 2025, March 31, 2025, April 30, 2025, May 1, 2025, and May 19, 2025, and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 10, 2022, as amended by Form 8-A/A filed with the SEC on June 2, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

OKYO Pharma Limited

Martello Court

Admiral Park

St. Peter Port

Guernsey GY1 3HB

+44 (0)20 7495 2379

You may also access these documents on our website, www.okyopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-13

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form F-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending March 31, 2023 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-14

PROSPECTUS

$100,000,000

Ordinary Shares

Warrants

Units

We may offer, issue and sell from time to time up to $100,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, warrants to purchase ordinary shares, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO”. On June 7, 2023, the last reported price of our ordinary shares on The Nasdaq Capital Market was $1.45 per share.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2023.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering of our securities. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “OKYO,” “OKYO Pharma Limited,” “the company,” “we,” “us” and “our” refer to OKYO Pharma Limited and its wholly-owned subsidiary, OKYO Pharma US, Inc. References to “ordinary shares”, “warrants” and “share capital” refer to the ordinary shares, warrants and share capital, respectively, of OKYO Pharma Limited.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002, as amended.

We may take advantage of these reduced reporting and other regulatory requirements until such time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

-ii-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Prospectus Summary.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

-iii-

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

Overview

We are a clinical-stage biopharmaceutical company developing next-generation therapeutics to improve the lives of patients suffering from inflammatory eye diseases and ocular pain. Our research program is focused on a novel G Protein-Coupled Receptor, or GPCR, which we believe plays a key role in the pathology of these inflammatory eye diseases of high unmet medical need. Our therapeutic approach is focused on targeting inflammatory and pain modulation pathways that drive these conditions. We are presently developing OK-101, our lead preclinical product candidate, for the treatment of dry eye disease (“DED”). We also plan to evaluate its potential in benefiting patients with ocular neuropathic pain, uveitis and allergic conjunctivitis. We have also been evaluating OK-201, a bovine adrenal medulla, or BAM, lipidated-peptide preclinical analogue candidate that is currently in developmental stage.

On February 21, 2018, we announced that we successfully obtained (via assignment from Panetta Partners Ltd., a related party) a license from On Target Therapeutics LLC, or OTT, to patents owned or controlled by OTT and a sub-license from OTT to certain patents licensed by OTT from Tufts Medical Center Inc., or TMC, to support our ophthalmic disease drug programs. These licenses gave us the right to exploit the intellectual property, or IP estate which is directed to compositions-of-matter and methodologies for treating ocular inflammation, DED, with chemerin or lipid-linked chemerin analogues. We also have a license from TMC to a separate IP estate for treating symptoms of ocular neuropathic pain and uveitis associated pain. On August 6, 2019, we signed a collaborative agreement with TMC on a research program focused on ocular neuropathic pain.

On January 7, 2021, we announced the appointment of Mr. Gabriele Cerrone as Non-Executive Chairman and Director, and Gary S. Jacob, Ph.D. as Chief Executive Officer and Director. The addition of these two individuals was a significant step for us, highlighting a careful realignment of the strategic focus of our research and development program, with the aim of facilitating advancement of both of our preclinical programs. We believed this realignment would allow us to file investigational new drug, or IND, applications on our drug candidates with the U.S. Food and Drug Administration, or FDA, in the shortest time possible.

OK-101

OK-101, our lead clinical-stage product candidate, is focused on keratoconjunctivitis sicca, commonly referred to as DED, which is a multifactorial disease caused by an underlying inflammation resulting in the lack of lubrication and moisture in the surface of the eye. DED is one of the most common ophthalmic conditions encountered in clinical practice. Symptoms of DED include constant discomfort and irritation accompanied by inflammation of the ocular surface, visual impairment and potential damage to the ocular surface. There are presently approximately 20 million people suffering from DED in the U.S. alone (Farrand et al. AJO 2017; 182:90), with the disease affecting approximately up to 34% of the population aged 50+ (Dana et al. AJO 2019; 202:47), and with women representing approximately two-thirds of those affected (Matossian et al. J Womens Health (Larchmt) 2019; 28:502–514). Prevalence of DED is anticipated to increase substantially in the next 10-20 years due to aging populations in the U.S., Europe, Japan and China and use of contact lenses in the younger population. We believe this increase in prevalence of DED represents a major expanding economic burden to public healthcare. According to Market Research Report, Dry Eye Disease, December 2020, the global DED market in 2019 was approximately $5.22 billion, with the market size expected to reach $6.54 billion by 2027. In addition, DED causes approximately $3.8 billion annually in healthcare costs and represents a major economic burden to public healthcare, accounting for more than $50 billion to the U.S. economy annually.

At present, there are 5 prescription drugs available to treat DED: 1) Restasis (0.05% cyclosporine), 2) Cequa (0.09% cyclosporine), 3) Xiidra (5% lifitegrast), 4) Tyrvaya (0.03 mg varenicline), and 5) Eysuvis (0.25% loteprednol – a corticosteroid for short term use only). However, DED continues to be a major unmet medical need due to the large number of patients not well served by the treatments available to them through the medical community.

The development of new drugs to treat DED has been particularly challenging due to the heterogeneous nature of the patient population suffering from DED, and due to the difficulties in demonstrating an improvement in both signs and symptoms of the disease in well-controlled clinical trials. The evidence from over 40 years of scientific literature, however, suggests inflammation as the most common underlying element of DED. Consequently, development of new therapeutic agents that target inflammatory pathways is looking to be an attractive approach in improving symptoms in DED patients. Moreover, large number of dry eye patients suffer from ocular neuropathic pain, making their condition more resistant to topical anti-inflammatory therapy, and a drug capable of targeting both of these aspects of DED would be a significant addition to the ocular-care practitioner’s arsenal for the treatment of DED.

The chemerin receptor (CMKLR1 or ChemR23) is a chemokine like GCPR expressed on select populations of cells including inflammatory mediators, epithelial and endothelial cells as well as neurons and glial cells in the dorsal root ganglion, spinal cord, and retina. Activation of CMKLR1 by chemerin has been shown to resolve the inflammation and pain in animal models of asthma and pain, respectively. We have been pioneering the development of OK-101, a lipidated-chemerin analogue, which is an agonist of CMKLR1, in treating DED and other ocular inflammatory conditions. OK-101 was first identified in a program developed by OTT using membrane-tethered ligand technology.

To expand our understanding of the structure-activity relationships of the lipidated-chemerin analogues, such as OK-101, as agonists of the chemerin receptor, we synthesized a small library of analogues of OK-101. We screened these analogues in a cell-line based receptor binding assay to characterize the agonist potency of these lipidated-chemerin analogues. This work has also been coupled to an evaluation of a subset of these analogues’ potential in treating DED by using a variety of preclinical studies and dry eye animal model studies. After evaluating a number of our analogues in a mouse model of acute DED by looking at their ability to reduce corneal permeability, a measure of dry-eye effectiveness, as well as the analogues’ impact on immune response, we determined that OK-101 was in fact the most potent analogue in reducing corneal permeability and down-regulating immune response. In addition, in a separate set of animal model experiments, OK-101 was shown to exhibit potent ocular pain-reducing activity in a ciliary nerve ligation mouse model of corneal neuropathic pain. Following these studies, we evaluated the ocular tolerance of OK-101 via repeated ocular instillation in rabbits followed by clinical ophthalmic observations. Rabbit ocular tolerance tests on OK-101 showed no adverse signs such as inflammation, chemosis or hyperemia and no signs of local irritation. With potential anti-inflammatory and neuropathic pain reducing characteristics, we are developing OK-101 for the treatment of DED.

Based on the results from the DED animal model, the neuropathic corneal pain model as well as the rabbit ocular tolerance studies, we moved forward over the past 18 months with plans to file an IND on OK-101 to treat DED to enable us to begin clinical trials soon thereafter. During the fourth quarter of 2021 we successfully manufactured a 200-gram batch of OK-101 drug substance needed for initiating the IND-enabling studies that were begun during the first quarter of 2022. In support of this work, we also had previously signed an agreement on April 13, 2021, with Ora, Inc., or Ora, a major clinical research organization, or CRO, specializing in ophthalmic drug development.

We recently completed the final stages of a concerted effort to complete all IND enabling activities and filed with FDA the IND on OK-101 to treat DED on November 18, 2022. On December 22, 2022 we announced that we received clearance of the IND application from the FDA to enable us to initiate a Phase 2, first-in-human, clinical study of OK-101 for the treatment of DED.

On February 15, 2022, we announced the successful completion of the pre-IND meeting facilitated by Ora with the FDA regarding development plans for OK-101 to treat DED. Both nonclinical and clinical development milestones were covered in the pre-IND meeting, with the FDA agreeing that our first human trial would be a Phase 2 safety and efficacy trial in DED patients. The FDA also provided guidance on the planned protocol for this trial in DED patients, concurring with one particular option OKYO has considered for the protocol which is to designate co-primary efficacy endpoints covering both a sign and a symptom of DED in the clinical trial. Notably, the final decision we recently took to, in fact, designate these two primary efficacy endpoints in the clinical protocol of the ongoing phase 2 trial is significant as should this phase 2 trial then meet these prespecified endpoints, the trial should considerably affect the timeline to an NDA filing with the FDA for OK-101 to treat DED.

On May 2, 2023, we announced that the first patient has been screened for our Phase 2, multi-center, randomized, double-blinded, placebo-controlled trial of OK-101. Because the drug is designed to be administered topically, we were able to skip the standard Phase 1 studies typically expected with orally delivered or injectable drug candidates in non-life-threatening conditions and we opened the first trial with OK-101 as a Phase 2 clinical trial in DED patients (See OKYO Pipeline below). This trial is planned to be conducted in approximately 200 to 240 DED patients. The study is being designed in conjunction with and is being managed and monitored by Ora, well known for its leadership of ophthalmic clinical trial activities. The Phase 2 trial is expected to be completed in 6-8 months from enrollment of the first patient.

OKYO Pipeline

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” before deciding whether to invest in our ordinary shares. These important risks include, but are not limited to, the following:

● We have only recently committed to our new business and our product candidates are in the early stages of development and it may be some years until we generate revenue, if at all.

● Our product candidates have not been evaluated in clinical trials and results in the clinic may not be reproduced in human trials.

● There is a high degree of failure for product candidates as they progress through clinical trials and clinical trial data may be interpreted in varying ways which may delay, limit or prevent future regulatory approvals.

● The development of pharmaceutical products carries significant risk of failure in early and late stage development programs.

● We anticipate that we will continue to incur significant losses for the foreseeable future.

● We will need to spend extensively on further research activities and there can be no guarantee that we will have access to sufficient funds to fully realize our research and development plan or to commercialize any products derived from research activities.

● Even if we successfully develop a product which shows efficacy in human subjects there remain high barriers to commercial success.

● We face significant competition from pharmaceutical companies. We have competitors internationally, including major multinational pharmaceutical companies, universities and research institutions. In respect of OK-101 as an indication for the treatment of DED, there are a number of established companies engaged in the development and marketing of preparations addressing the DED market. In addition, there are a wide range of products addressing the DED market currently approved and marketed by a number of large and small pharmaceutical companies.

●The expiration of certain intellectual property rights or an inability to obtain, maintain or enforce adequate intellectual property rights for products that are marketed or in development may result in additional competition from other third-party products. Third parties may have blocking intellectual property rights which could prevent the sale of products by us or require that compensation be paid to such third parties.

● Our product candidates could infringe patents and other intellectual property rights of third parties.

● COVID-19 has adversely affected our business, and any new pandemic, epidemic or outbreak of an infectious disease may further adversely affect our business.

● The relationship of the UK with the EU could impact our ability to operate efficiently in certain jurisdictions or in certain markets.

● Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval to commercialize our product candidates and the approval may be for a more narrow indication than we seek.

● If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

● Even if we obtain regulatory approval for a product candidate, our product candidates will remain subject to regulatory oversight.

● Even if we obtain and maintain approval for our product candidates in a major pharmaceutical market such as the United States, we may never obtain approval for our product candidates in other major markets.

● We may seek a conditional marketing authorization in the United Kingdom and EU for some or all of our current product candidates, but we may not be able to obtain or maintain such designation.

● Healthcare legislative reform measures may have a negative impact on our business and results of operations.

● We are subject to governmental regulation and other legal obligations related to privacy, data protection and data security. Our actual or perceived failure to comply with such obligations could harm our business.

● We do not know whether an active, liquid and orderly trading market will develop for our ordinary share’s or what the market price of our ordinary shares will be. As a result, it may be difficult for ordinary shareholders to sell their ordinary share’s.

● Holders of our ordinary shares may experience substantial dilution upon the exercise of outstanding options and warrants.

● The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

● If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Corporate Information

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on July 4, 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of our AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, we were registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. We are domiciled in Guernsey. On July 17, 2018, our Ordinary Shares were admitted to listing on the standard segment of the Official List of the FCA and admitted to trading on the Main Market of the London Stock Exchange. We are subject to the Takeover Code.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is OKYO Pharma US, Inc.

“OKYO,” the OKYO logo and other trademarks or service marks of OKYO Pharma Limited appearing in this prospectus are the property of OKYO or our subsidiary. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

Implications of Being an Emerging Growth Company

We are an EGC as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not EGCs. These exemptions include:

●	the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” and

●	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act, for complying with new or revised accounting standards. As a result, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an EGC until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with FPI status. Even after we no longer qualify as an EGC, as long as we qualify as an FPI under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

FPIs are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an EGC, but remain an FPI, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an EGC nor an FPI.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on 4 July 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of the Company’s AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, the Company was registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. The Company is domiciled in Guernsey.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey, GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

Current authorized share capital

Not applicable.

Current issued share capital

As of May 26, 2023, our issued share capital was 25,519,774 ordinary shares, no par value. Each issued ordinary share is fully paid.

Options

As of May 26, 2023, there were vested options to purchase 550,856 ordinary shares outstanding with a weighted average exercise price of $4.41 per ordinary share. The remaining options to purchase 76,164,333 ordinary shares vest between January 31, 2023 and March 14, 2027.

Warrants

As of May 26, 2023, there were warrants to purchase 538,461 ordinary shares outstanding as follows:

No. outstanding	Exercise Price	Exercise Price	Final Exercise Date

538,461	$3.610	£2.925	07/17/2023

Warrants to purchase 538,491 ordinary shares are exercisable based on the achievement of milestones, with a final exercise date of July 17, 2023.

Information about the Ordinary Shares

In accordance with our Articles, the following summarizes the rights of holders of our ordinary shares:

●	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

●	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

●	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Articles

We are incorporated in Guernsey as a non-cellular company limited by shares under company number 65220. We are governed by our Articles and the Guernsey Companies Law.

Our Articles were adopted by a special resolution of our shareholders at our annual general meeting held on September 25, 2020. The summary below is not a complete copy of the terms of the Articles.

The Articles contain no specific restrictions on our purpose and therefore our purpose is unrestricted.

The Articles contain, among other things, provisions to the following effect:

Share Capital

Our share capital currently consists of ordinary shares. Subject to the Guernsey Companies Law and to any rights attached to existing shares, we may issue shares with such rights or restrictions as may be determined by the board. In addition, shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares may be issued with the board determining the terms and conditions of such redemption.

All of our issued and outstanding ordinary shares are fully paid. Holders of ordinary shares do not have conversion or redemption rights. There are no provisions in our Articles discriminating against a shareholder as a result of such shareholder’s ownership of a particular number of shares.

Preferred Shares

Our board of directors may provide for other classes of shares, including series of preferred shares. If any preferred shares are issued, the rights, preferences and privileges of our ordinary shares will be subject to, and may be adversely affected by, the rights of holders of such preferred shares.

Voting

Subject to any rights or restrictions attached to any shares, on a show of hands every shareholder who is present in person or by proxy at a general meeting shall have one vote. On a poll, every shareholder present in person or by proxy at a general meeting shall have one vote for every ordinary share held by such shareholder. A proxy need not be a shareholder of ours.

A shareholder shall not be entitled, in respect of any shares held by such shareholder, to vote (either personally or by proxy) at any general meeting of ours unless all amounts payable by such shareholder in respect of that share in our capital have been paid or credited as having been paid, or where such shareholder is in default of the provisions in the Articles requiring disclosure of ownership of shares and we have served a direction notice on such shareholder advising such shareholder that such shares may not be voted.

Variation of Rights

All or any of the rights, privileges or conditions attached to any class of shares in issue may only be varied with the consent in writing of the holders of 75% in value of the issued shares of that class (excluding treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. A quorum for the separate class meeting is two persons (in person or by proxy) holding one-third of the voting rights of the shares of that class or group.

Alteration of capital

We may by ordinary resolution:

(a) consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(b) sub-divide all or any of our shares into shares of a smaller amount than is fixed by our Articles or by ordinary resolution;

(c) cancel any shares which, at the date of passing the resolution have not been taken up or agreed to be taken up;

(d) convert the whole, or any particular class, of our shares into redeemable shares;

(e) redesignate the whole, or any particular class, of our shares into shares of another class;

(f) covert all or any of our shares into shares of a nominal amount of a different currency, at the exchange rate; and

(g) where our shares were expressed in a particular currency, denominate or redenominate it.

Dividends

(a) Subject to the Guernsey Companies Law, our directors may authorize dividends and distributions to be paid to Shareholders. If any share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, such share shall rank for dividend or distribution accordingly.

(b) Our directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid-up shares, debentures, or other securities of any other company.

(c) No dividend or distribution payable shall bear interest against us.

(d) A transfer of shares shall not pass the right to any dividend or distribution declared thereon before the registration of the transfer.

(e) All dividends or distribution unclaimed for a period of one year from the date on which such dividend or distribution was declared may be invested or otherwise made use of by our directors for the benefit of until claimed.

(f) All dividends or distribution unclaimed for a period of six years from the date on which such dividend or distribution was declared shall, if our directors so resolve, be forfeited and shall revert to us.

(g) Subject to the Guernsey Companies Law or in the terms of issue of any share in our capital, for the purposes of making any distribution or paying any dividend, our directors may determine that those persons who are entered on the register of members at the close of business on a day determined by our directors shall be the persons who are entitled to receive such dividends or distributions.

(h) Payments of dividends or distributions may be made by electronic transfer in such manner as agreed between the member and us or by cheque or warrant.

Transfer of Ordinary Shares

A shareholder may transfer all or any of their shares (i) in the case of certificated shares by transfer in writing in any usual or common form or in any other form acceptable to our directors; and (ii) in the case of uncertificated shares, in the manner provided for in the rules and procedures of the operator of the “relevant system” (i.e., the CREST System) and in accordance with and subject to the CREST Regulations.

The instrument of transfer of a certified share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee.

Our board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of certificated share or uncertified shares unless it is:

(a)	in respect of a share which is fully paid up;

(b)	in respect of a share in which we have no lien;

(c)	in respect of only one class of share;

(d)	in favor of a single transferee or not more than four joint transferees; and

(e)	in relation to a certificated share, delivered for registration to our registered office (or such other place as our board of directors may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require, to show the right of the transferor to make the transfer.

Our board of directors shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the Main Market of the London Stock Exchange on the grounds that they are partly paid shares in circumstances where that refusal would prevent dealings in any such shares from taking place on an open and proper basis.

Disclosure of Ownership

Our directors may by notice in writing require a shareholder to disclose to us the identity of any person other than such shareholder who has, or has had, at any time during the three years immediately preceding the date on which the notice is issued, any interest (whether direct or indirect) in the shares held by such shareholder.

If a shareholder, or any other person appearing to be interested in shares held by that shareholder, has been issued with such a notice and has failed in relation to any shares, or the Default Interests, to give the Company the information thereby required within the prescribed period from the service of the notice, our directors may in their discretion serve a direction notice on such shareholder which may direct that:

(a) the shareholder shall not be entitled in respect of the Default Interests to be present or to vote (either in person or by proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b) where the Default Interests represent at least 0.25%. of the number of shares in issue of the class concerned:

(i) any dividend, distribution or other money payable in respect of the shares shall be withheld by us, which shall not have any obligation to pay interest on it; and

(ii) no transfer of the Default Interests held by us shall be registered unless: (I) the shareholder is not themself in default as regards supplying the information requested; and (II) the shareholder proves to the satisfaction of our directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

Requirement to disclose interests

Each shareholder shall be under an obligation to comply with the disclosure and notification requirements set out in Chapter 5 of the DTRs. If the Company determines that a shareholder, or the Defaulting Member, has not complied with the provisions of Chapter 5 of the DTRs with respect to some or all of such shares held by such Shareholder, or the Default Shares, we shall have the right by delivery of notice to the Defaulting Member, or a Default Notice, to:

(a) suspend the right of such Defaulting Member to vote on the Default Shares in person or by proxy at any meeting of ours; and/or

(b) (i) withhold, without any obligation to pay interest thereon, any dividend or other amount payable with respect to the Default Shares, (ii) render ineffective any election to receive our shares instead of cash in respect of any dividend or part thereof, and/or (iii) prohibit the transfer of any of our shares held by the Defaulting Member except with the consent of ours.

Pre-emptive Rights

Neither the laws of Guernsey nor the Articles provide shareholders with pre-emptive rights when new shares are issued by the Company.

Board of Directors

Unless otherwise determined by the company by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than one, but there shall be no maximum number of directors.

The business and affairs of the Company shall be managed by, or under the direction or supervision of the our directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers necessary for managing, and for directing and supervising the management of, the our business and affairs as are not, by the Guernsey Companies Law or by the Articles, required to be exercised by us in a general meeting, subject to the Articles, to the provisions of the Guernsey Companies Law and to such regulations as may be prescribed by us by special resolution provided that such regulations are not inconsistent with the Articles or the provisions of the Guernsey Companies Law.

Subject to the Articles, our directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The quorum necessary for the transaction of the business is two unless otherwise resolved by our directors. A meeting of our directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by our directors.

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with us, or in a transaction or arrangement that has been entered into by us, must declare the nature and extent of such director’s interest to our directors. The declaration must be made at a meeting of our board of directors, or by written notice, or by general notice, in accordance with the Guernsey Companies Law and the Articles.

Our directors shall have power at any time and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to our existing directors.

Subject to the provisions of the Guernsey Companies Law and provided the director has disclosed their interest to our other directors, such director notwithstanding their office may:

(a) be a party to, or otherwise interested in, any transaction or arrangement with us, or in which we are otherwise interested;

(b) act by themself or through their firm in a professional capacity for us be entitled to remuneration as if they were not a director;

(c) be a director or officer of, or employed by, or a party to any transaction or arrangement with, a shareholder of or otherwise directly or indirectly interested in, any corporate entity promoted by us, or with which we have entered into any transaction with or are interested in; and

(d) not by reason of his office, be accountable to us for any benefit which such director derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

A director shall be counted in the quorum at any meeting in relation to any resolution in respect of which such director has declared an interest and may vote thereon.

A person must not be appointed as a director unless such person has consented in writing and submitted their declaration that they are not ineligible to act as a director under the Guernsey Companies Law. A director need not be a shareholder but shall be entitled to receive notice of and attend all of our general meetings.

No person shall, unless recommended by our directors, be eligible for election to the office of director at any general meeting unless not less than three nor more than 21 days before the date appointed for the meeting there shall have been left at our registered office a notice in writing signed by a shareholder, their intention to propose such a person for election (this must be accompanied by that persons willingness to be elected and their signed declaration).

Our directors shall be paid such remuneration (by way of fee) for their services as may be determined by our directors in their absolute discretion. Our directors shall also be entitled to be repaid all travelling, hotel and other expenses of travelling to and from board meetings, committee meetings, general meetings, or otherwise incurred while engaged on our business.

Subject to the provisions of the Guernsey Companies Law, every director shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time our directors, officers or employees (including any other company which is its holding company or in which we have any direct or indirect interest in) against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and /or discharge of their duties or exercise or purported exercise of their powers in relation to or in connection with their duties, powers or offices in relation to us or any other such company or subsidiary.

Any director may at any time by writing appoint any person to be their alternate director and may in like manner at any time terminate such appointment.

The office of director shall, ipso facto, be vacated if such director:

(a) resigns his office by writing under his hand and it is deposited at our registered office and we may agree to accept this at a later date than specified;

(b) shall have absented themselves from meetings of the directors for six months in succession and all our other directors have resolved that such director should vacate their office;

(c) becomes bankrupt, suspends payment or compounds with such director’s creditors, or is adjudged insolvent or has his affairs declared en désastre;

(d) dies;

(e) becomes ineligible to act as a director under the Guernsey Companies Law;

(f) is removed by resolution of our directors in writing signed by all of our other directors (being not less than two in number); or

(g) if we shall by ordinary resolution declare that such person shall cease to be a director.

Indemnity

Our directors (including any alternate director), secretary and other officer or employee for the time being shall be indemnified out of the our assets to the fullest extent permitted by the Guernsey Companies Law from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto.

Limitations on the Rights to Own Our Securities

We are not aware of any limitations on the rights to own our securities, including rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by foreign law or by our Articles.

General Meetings

An annual general meeting of ours shall be held in each calendar year (provided that no more than fifteen months may elapse between one annual general meeting and the next) at such time and place as may be determined by our directors.

Our directors may convene a general meeting whenever they think fit. General meetings shall also be convened by the directors within 21 days of a requisition by our shareholders as provided for by the Guernsey Companies Law.

Unless special notice is required in accordance with the Guernsey Companies Law, not less than fourteen days’ notice in respect of all general meeting shall be given to all Shareholders (other than those who, under the provisions of the Articles or otherwise, are not entitled to receive notices from the Company).

Every notice shall specify the place, the date and the time of the meeting and the general nature of the business of the meeting. Any general meeting may be held in Guernsey, or elsewhere, as our directors may from time to time determine. There is no age limit at which a director is required to retire.

For the purpose of determining which persons are entitled to attend and vote at any general meeting and how many votes such persons may cast, the Company may specify in the relevant notice of general meeting a time, not more than forty eight hours (excluding any days which are not business days) before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend and vote at the meeting.

No business shall be transacted unless the requisite quorum is present when the meeting proceeds to business. Two shareholders present in person or by proxy and entitled to vote shall be a quorum, save where we only have one shareholder.

If within half an hour from the time appointed for the general meeting a quorum is not present, if convened on the requisition of the shareholders the meeting shall be dissolved. In any other case the meeting shall be adjourned to the same day in the next week at the same time and place and no notice of such adjournment need be given. At any such adjourned meeting, those shareholders present in person or by proxy shall be a quorum. If no shareholders are present at the adjourned meeting, the meeting shall be dissolved.

Every question submitted to a general meeting shall be determined in the first instance by a show of hands of the shareholders present in person or by proxy or by attorney and entitled to vote, but a poll may be demanded by no fewer than five shareholders having the right to vote on the resolution, or one or more of the shareholders present in person or by proxy representing at least 10%. of the total voting rights of all of the shareholders having the right to vote on the resolution.

Corporate representatives

Any corporation which is a shareholder may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of ours or of any class of shareholders, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

Borrowing Powers

Subject to the Articles and the Guernsey Companies Law, our board of directors may exercise all of the powers of the company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Uncertificated Shares

Subject to the Guernsey Companies Law, our board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate.

Our board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa.

Our board of directors may by notice to the holder of an uncertificated share, require that share to be converted into certificated form.

Our board of directors may take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertified share or otherwise to enforce a lien in respect of it.

Winding up

Subject to any preferred, deferred or other special rights, or subject to such conditions or restrictions to which any shares in our capital may be issued, on a winding-up or other return of capital, the holders of our ordinary shares are entitled to share in any surplus assets pro rata to their holdings of such ordinary shares. A liquidator may, with the sanction of a special resolution of ours and any other sanction required by the Guernsey Companies Law, divide amongst our shareholders in specie or in kind the whole or any part of our assets (whether or not the assets shall consist of property of one kind or shall consist of property of different kinds), those assets to be set at such value as such liquidator deems fair. A liquidator may also vest the whole or any part of our assets in trustees on trusts for the benefit of the shareholders as the liquidator shall think fit.

Where the Company is proposed to be or is in the course of being wound up and the whole or part of its business or property is proposed to be transferred or sold to another company the liquidator may, with the sanction of an ordinary resolution, receive in compensation for the transfer or sale, shares, policies or other like interests in such other company for distribution among our shareholders or may enter into any other arrangement whereby our shareholders may, in lieu of receiving cash, shares, policies or other like interests, or in addition thereto, participate in the profits of or receive any other benefits from such company.

Issue of shares and share rights

Our directors may exercise the power of the company for an unlimited duration to issue an unlimited number of shares or grant rights to subscribe for, or to convert any security into shares.

We may issue shares which: (i) are redeemable shares; (ii) confer preferential rights to distribution of capital or income; (iii) do not entitle the holder to voting rights; and (iv) entitle the holder to restricted voting rights. Our directors may issue shares which have a nominal or par value, no par value, in any number they see fit and in fractions of a share. Subject to “Variation of Rights” above, we may convert all or any classes of our shares into redeemable shares.

Our directors may make arrangements on the issue of shares to distinguish between shareholders as to the amounts and the times of payments of calls on their shares and issue shares that provide for the payment of dividends and distributions in differing proportions.

Acquisition of own shares

Subject to the provisions of the Guernsey Companies Law and the rights of holders of any class of shares, we may purchase our own shares, including redeemable shares.

Liens, Calls on Shares and Forfeiture

In respect of any shares we issue that are not fully paid, we will have a first and paramount lien on every share (not being a fully paid share) for all moneys payable at a fixed time or called in respect of such share. Our board of directors may make calls upon shareholders for any amounts unpaid in respect of their shares, subject to the terms of allotment (whether in respect of nominal value or premium).

If a call remains unpaid after it has become due and payable, then, following notice by our board of directors requiring payment of the unpaid amount together with any accrued interest and expenses incurred, such share may be forfeited by a resolution of our board of directors.

A shareholder whose shares have been forfeited will cease to be a shareholder in respect of such share, but will, notwithstanding the forfeiture, remain liable to us for all moneys which at the date of forfeiture were presently payable together with interest. A forfeited share may be sold, re-allotted or otherwise disposed of as our board of directors sees fit.

Provisions that Would Delay, Defer or Prevent a Change of Control

There are no provisions in our Articles that would have the effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

Other Relevant Laws and Regulations

Mandatory Bid

The U.K. City Code on Takeovers and Mergers, or Takeover Code, ceased to apply to the Company on May 22, 2023 when the London Main Market listing was terminated.

Shareholder rights under Guernsey Law

The following is a summary of the rights of shareholders under the Guernsey Companies Law and other applicable laws in Guernsey. Prospective shareholders are advised that this is not a complete statement of the rights of Shareholders under applicable law in Guernsey or under the Articles.

(a) Company alterations

Under the Guernsey Companies Law, it is possible for a Guernsey company to merge with another Guernsey company or an overseas company with the approval by a special resolution of members, provided that there is a short form amalgamation process for amalgamations between a company and its wholly-owned subsidiary or between two or more wholly- owned subsidiaries of the same company which does not require a special resolution of the members of each company.

Under the Guernsey Companies Law, a compromise or arrangement is permitted between the company and its creditors or shareholders, or any class thereof, whether for the purpose of facilitating the company’s reconstruction or its merger with another company, or otherwise. An application must be made to court which court will then order a meeting of the company’s creditors or shareholders. It is necessary for 75%. in value of the creditors or 75% of the voting rights of the shareholders, or class thereof, as the case may be, to agree to the compromise or arrangement and if such compromise or arrangement is sanctioned by the court, it will be binding on the creditors or shareholders, or class thereof, as appropriate.

The Guernsey Companies Law also requires the approval of the shareholders by special resolution for the removal of a company from the Guernsey Register of Companies for the purpose of becoming registered as a company under the law of a district, territory or place outside Guernsey.

Under the Guernsey Companies Law, amendments to a company’s articles of incorporation so permitted may be authorized by way of a special resolution of the company’s shareholders (provided that certain provisions within a company’s articles of incorporation can be embedded with a higher voting threshold required for change).

(b) Rights of dissent and appraisal

The Guernsey Companies Law contains rights of dissent (the granting of which is discretionary on the part of the court), which are applicable where the company resolves to:

(i) amalgamate with another corporation (other than vertical or horizontal short form amalgamations);

(ii) transfer of its registration into another jurisdiction; or

(iii) carry out a takeover transaction.

(c) Shareholder derivative actions

The laws of Guernsey permit derivative actions to be brought by a shareholder, or such person as the court directs who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. Under the laws of Guernsey, the complainant must obtain permission of the court to commence a derivative action.

(d) Sale of undertaking

The Companies Law does not contain provisions in relation to shareholder authority for the sale of a company’s undertaking and, accordingly, the sale, lease or exchange of all or substantially all the property of the company will be governed by the articles of incorporation of a company.

(e) Unfair prejudice

A member of a company may apply to the court on the ground that the affairs of the company are conducted in a manner that is unfairly prejudicial to the interests of members generally or of some part of its members (including at least themselves), or an actual or proposed act or omission of the company is or would be so prejudicial.

If the court is satisfied that an application is well founded it may make such orders as it sees fit, which may include without limitation: (a) requiring the company to refrain from doing or continuing to do an act, or require it to do any act which the applicant has complained it has omitted to do; or (b) providing for the purchase of shares of any member of the company by other members of the company or by the company itself (and the reduction of the company’s capital accordingly).

Differences in Corporate Law

As a non-cellular company limited by shares incorporated in Guernsey, we are governed by the Guernsey Companies Law. The applicable provisions of the Guernsey Companies Law differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Guernsey Companies Law applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to the laws of Guernsey and Delaware law.

	Guernsey		Delaware
Shareholder Meetings	●	Unless a company’s memorandum or articles of incorporation state otherwise, the directors are required to call a general meeting once the company receives requests to do so from shareholders who hold more than 10% of the capital of the company that carries the right of voting at general meetings (excluding any capital held as treasury shares).	●	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws.
			●	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors

	●	Unless the shareholders pass a resolution exempting the company from holding an annual general meeting, a company must hold a general meeting of its members within a period of 18 months beginning on the date on which it was incorporated and thereafter at least once every calendar year (with no more than 15 months elapsing between one annual general meeting and the next).	● ●	May be held inside or outside Delaware Notice:

	●	Subject to the articles of incorporation, a meeting may be held at any place in Guernsey or elsewhere.	— Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

	●	Notice:

— A meeting must be called by at least 10 days’ notice or such longer period as provided by the articles of incorporation.

— A meeting may be called by shorter notice if all shareholders entitled to attend and vote so agree.

— The notice shall specify the date, time and place of the meeting, the information of any resolutions to be passed at the meeting and such other information as is required by the articles of incorporation.

Shareholders’ Voting Rights	●	Unless the memorandum or articles of incorporation provide otherwise, directors are appointed by ordinary resolution of the shareholders.	●	With limited exceptions, and unless the certificate of incorporation provides otherwise, shareholders may act by written consent to elect directors.

	●	Any shareholder may appoint another person or persons to be their proxy to exercise all or any of their rights to attend, speak and vote at a meeting.	●	Each stockholder entitled to vote may authorize another person or persons to act for such shareholder by proxy.

	●	Subject to the articles of incorporation, the quorum shall be two shareholders holding 5% of the total voting rights of the company between them.	●	The certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

	●	Subject to certain limited exceptions, a provision of the articles of incorporation is void to the extent that it would have the effect of excluding or making ineffective a demand for a poll at general meeting.	●	The certificate of incorporation may provide for cumulative voting.

	Guernsey	Delaware
Directors	● Subject to the articles of incorporation, the board of directors must consist of at least one director and is not subject to a maximum number of directors.	●	The board of directors must consist of at least one director and is not subject to a maximum number of directors.

	● Subject to the articles of incorporation, the board of directors may determine the remuneration or other benefits given to a director.	●	The number of directors shall be fixed by the bylaws, unless the certificate of incorporation fixes such number, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

	● A person will cease to be a director if such person:	●	A classified board is permitted.

	— provides written notice of their resignation to the company;	●	The board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

	— is removed in accordance with the memorandum and articles of incorporation;	●	Removal

— becomes ineligible to be a director under the laws of Guernsey;

	— dies; or	– Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise.

	— otherwise vacates office in accordance with the memorandum and articles of incorporation.	– In the case of a classified board, shareholders may affect removal only for cause.

Interested Shareholders’ Transactions	● The Guernsey Companies Law does not contain any specific prohibition on interested shareholder transactions.	●	The Delaware General Corporation Law contains a business combination statute applicable to corporations whereby, unless the corporation has specifically elected not to be governed by such statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such shareholder becomes an interested shareholder. An interested shareholder generally is a person or a group that owns at least 15% of the corporation’s outstanding voting stock.

Interested Director Transactions	● A director must, immediately after becoming aware of the fact that such director is interested in a transaction or proposed transaction with the company, disclose to the board the nature and extent of such director’s interest.	●	Interested director transactions are permissible and may not be legally voided if:

	Subject to the memorandum and articles of incorporation, a director who is interested in a transaction may vote, attend board meetings, sign documents and do any other thing in such director’s capacity as a director in relation to a transaction in which such director is interested as if such director was not interested in the transaction provided that such director has made the necessary declarations.	— the material facts of the director’s interest are disclosed and a majority of the disinterested directors approve the transaction;

	A transaction in which a director is interested is voidable by the company at any time within 3 months of the date after which the transaction is disclosed to the board unless:	— the material facts of the director’s interest are disclosed and a majority of the shareholders entitled to vote approve the transaction; or

	— the director’s interest was disclosed at the time the transaction was entered into or a disclosure was not required (for example, if the transaction is entered into in the ordinary course of business and on usual terms and conditions);	— the transaction is determined to have been fair to the corporation at the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

— the transaction is ratified by the shareholders; or

— the company received fair value for the transaction.

	Guernsey		Delaware
Dividends	●	A company may pay a dividend if the board of directors is satisfied on reasonable grounds that the company will, immediately after payment of the dividend, satisfy the statutory solvency test contained in the Guernsey Companies Law as well as any other requirement of the memorandum or articles of incorporation.	●	The board of directors may declare and pay dividends, subject to any restrictions contained in the certificate of incorporation, upon the shares of the corporation’s capital stock either: out of its surplus or, in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

	●	A dividend may be of such amount, be paid at such time and be paid to such members as the board of directors thinks fit; provided that the directors must not authorize a dividend in respect of some but not all of the shares in a class or that is of a greater value per share in respect of some shares of a class than in respect of other shares of that class.

	●	Subject to the articles of incorporation, there is no requirement for dividends to be paid out of a particular account or source.

Variation of Rights of Class of Shares	●	A company may only vary the rights of a class of shareholders in accordance with the provisions of the articles of incorporation or, in the absence of such provisions, with the consent in writing from the holders of at least 75% in value of the issued shares of that class or by means of a special resolution passed by at least 75% in value of the issued shares of that class at a separate meeting of shareholders of that class.	●	A corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Mergers and Similar Arrangements	Subject to the articles of incorporation, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a company may be negotiated and approved by the board of directors. Depending on the structure of such a transaction, a separate shareholder approval may be required.		●

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

	If, within a period of four months after the date of an offer being made in respect of a transfer of shares, the offer is approved or accepted by the shareholders comprising not less than 90% in value of the shares affected, the offeree may, within two months immediately after the last day on which the offer can be approved or accepted, give notice to any dissenting shareholders of its desire to acquire the remaining shares. On the expiration of one month from the date of the notice to acquire, the offeror will be entitled to acquire the shares of the dissenting shareholder(s) by sending them a copy of the notice to acquire and by paying or transferring to them the consideration that such shareholder(s) are entitled to in respect of those shares, at which point the offeror shall be registered as the holder of those shares.		●	The Delaware General Corporation Law also provides that a parent corporation may, by resolution of its board of directors, merge with any subsidiary of which it owns at least 90% of each class of capital stock without a vote by the shareholders of such subsidiary.

Appraisal Rights	●	The Guernsey Companies Law does not specifically provide for any appraisal rights of shareholders. The Guernsey Companies Law does, however, give the courts of Guernsey broad authority in respect of orders made pursuant to successful unfair prejudice claims under the Guernsey Companies Law.	●	A shareholder of a corporation participating in certain major transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by such shareholder in lieu of the transaction consideration.

	Guernsey		Delaware
Shareholder Suits	●	A shareholder may commence or continue a claim as a representative of those with the same interests in the claim. Unless the court directs otherwise, any judgment in which a party is acting as a representative will be binding on all persons represented.	●	Class actions and derivative actions generally are available to shareholders for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

	●	Derivative actions are also available to shareholders in respect of a cause of action arising from an actual or proposed act or omission involving: negligence, default, breach of duty and/or breach of trust by a director of the company.

	●	Costs are awarded by the court at its discretion. The normal order is for the winning party to recover its costs incurred in connection the action.

Limitations on Directors’ Liability and Indemnification of Directors and Officers	●	A company may include in its articles of incorporation provisions limiting the liability of its directors (and officers or other persons); however, any provision that purports to exempt a director from any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.	●	A corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for certain breaches of fiduciary duty. However, such provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.

	●	Any provision by which a company directly or indirectly provides an indemnity for a director of the company, or any associated company, against any liability in connection with any negligence, default, breach of duty or breach of trust is void, except that:	●	A corporation may indemnify a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of any action, suit or proceeding by reason of such person’s position if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful.

— a company is not prevented from purchasing and maintaining for a director of the company, or any associated company, insurance against any such liability; and

— such restriction does not apply to a qualifying third-party indemnity provision, which is a provision for indemnity against liability incurred by a director to a person other than the company or an associated company that does not provide any indemnity against a prescribed list of liabilities, including certain fines and penalties and liabilities incurred in defending certain proceedings.

	Guernsey	Delaware
Directors’ Fiduciary Duties	● The duties of directors in Guernsey are generally owed to the company and its shareholders as a whole rather than to any other person or particular shareholders (subject to certain exceptions) and arise from customary laws, statutory laws and contractual obligations.	● Directors of a Delaware corporation have a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty.

	● Customary law duties of directors include:	— The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

	— a duty to act in good faith, in the best interests of the company, and not for any collateral purpose;	— The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

— a duty to exercise powers for a proper purpose. Even if a director is acting in good faith and in the best interests of the company, such director must nevertheless use their powers for the proper purpose for which they were conferred;

— a duty to avoid and mitigate conflicts of interest; and

	— a duty to account for profits. As a fiduciary, a director may not take a personal profit from opportunities arising from such director’s office, even if the director is acting honestly and in the best interests of the company. Any such profit must be paid to the company. A director’s entitlement to remuneration and payment of expenses will be governed by the company’s articles of incorporation.	● In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, such director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

● Statutory duties of directors include:

— a general duty to manage the business and affairs of the company; and

— the directors are responsible for considering a solvency test in various circumstances, including in authorizing distributions by the company to its shareholders.

	Guernsey		Delaware
Inspection of Books and Records	●	The register and index of members, register of directors, register of secretaries and copies of all resolutions of shareholders passed other than at general meetings and minutes of the proceedings of general meetings, in each case, in the last six years, must be open for the inspection by any shareholder of the company without charge during ordinary business hours. They must also be open to inspection by any other person upon payment of such fee as may be prescribed by the Guernsey Committee for Economic Development or such lesser fee as the company may request.	●	All shareholders have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

	●	When a company receives a request to inspect its records, the company must comply with that request or apply to the Guernsey courts for a direction not to comply.

Amendments of Governing Documents	●	Subject to certain exceptions, such as the alteration of the statement of the company’s name, a company may only make or alter a provision of its memorandum of incorporation in accordance with the terms of the memorandum of incorporation or by unanimous resolution of all of its shareholders.		Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation provides otherwise. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if provided in the certificate of incorporation, also be amended by the board of directors.

	●	A company may alter its articles of incorporation by means of a special resolution passed by at least 75% of the shareholders.

Dissolution and Winding Up	●	A company may be dissolved by means of a compulsory or voluntary winding up or a compulsory or voluntary striking off.		Unless the board of directors approves the proposal to dissolve, dissolution must be approved by all of the shareholders. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares.

	●	An application for voluntary winding up requires a special resolution of the members passed by a majority of at least 75%.

	●	An application for the voluntary striking off of a company must be made by the board of directors and be accompanied by a declaration of compliance confirming that all requirements of Guernsey law with respect to the striking off have been complied with.

Other Guernsey Law Considerations

Registered Shares

We are required by the Guernsey Companies Law to keep a register of our shareholders. Under the laws of Guernsey, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services (Guernsey) Limited.

We will perform all procedures necessary to update the share register to reflect any ordinary shares being sold in any potential offering, including updating the share register with the number of ordinary shares to be issued to the depositary upon the closing of any such offering in the future. We also are required by the Guernsey Companies Law to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders, or any other affected person may apply to the court for rectification of the share register if:

●	the name of any person, without sufficient cause, is entered in or omitted from our register of members; or

●	default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.

A shareholder may transfer all or any of his shares (i) in the case of certificated shares by transfer in writing in any usual or common form or in any other form acceptable to the Directors; and (ii) in the case of uncertificated shares, in the manner provided for in the rules and procedures of the operator of the relevant system and in accordance with and subject to the CREST Regulations.

The instrument of transfer of a certified share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee.

The Board may, in its absolute discretion and without assigning any reason, decline to register any transfer of certificated share or uncertified shares unless it is:

(a)	in respect of a share which is fully paid up;

(b)	in respect of a share in which the Company has no lien;

(c)	in respect of only one class of share;

(d)	in favor of a single transferee or not more than four joint transferees; and

(e)	in relation to a certificated share, delivered for registration to the registered office of the Company (or such other place as the Board may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to prove the right of the transferor to make the transfer.

The Board shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the Main Market of the London Stock Exchange on the grounds that they are partly paid shares in circumstances where that refusal would prevent dealings in any such shares from taking place on an open and proper basis

Distributions and Dividends

(a) Subject to the Guernsey Companies Law, our directors may authorize dividends and distributions to be paid to shareholders. If any share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, such share shall rank for dividend or distribution accordingly.

(b) Our directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid-up shares, debentures, or other securities of any other company.

(c) No dividend or distribution payable shall bear interest against us.

(d) A transfer of shares shall not pass the right to any dividend or distribution declared thereon before the registration of the transfer.

(e) Unless otherwise directed, any dividend or distribution may be paid by way of electronic transfer in such manner as agreed between the shareholder and us or by cheque or warrant sent through the post to the registered address of such shareholder entitled thereto, or in the case of joint holders to that one whose name stands first on our register of members in respect of the joint holding.

(f) All dividends or distribution unclaimed for a period of one year from the date on which such dividend or distribution was declared may be invested or otherwise made use of by our directors for our benefit until claimed.

(g) All dividends or distribution unclaimed for a period of six years from the date on which such dividend or distribution was declared shall, if our directors so resolve, be forfeited and shall revert to us.

(h) Subject to the Guernsey Companies Law or in the terms of issue of any share in our capital, for the purposes of making any distribution or paying any dividend, our directors may determine that those persons who are entered on the register of members at the close of business on a day determined by our directors shall be the persons who are entitled to receive such dividends or distributions.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents.

Purchase of Own Shares

Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares.

Our Articles do not have conditions governing changes to our capital which are more stringent that those required by law.

Shareholder Rights

Certain rights granted under the Guernsey Companies Law, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For Guernsey law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company, or DTC, the registered member will be DTC’s nominee, Cede & Co. If a person who holds their ordinary share’s in DTC wishes to exercise certain of the rights granted under the Guernsey Companies Law, they may be required to first take steps to withdraw their ordinary share’s from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications, for additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see “Material Tax Considerations—Guernsey Taxation.”

Exchange Controls and Other Limitations Affecting Security Holders

Under Guernsey law, there are currently no restrictions on the export or import of capital, including foreign exchange controls or restrictions that affect the remittance of dividends, interest or other payments to nonresidents holders of our ordinary shares.

Enforcement of Civil Liabilities

U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of Guernsey. Some of our directors and officers reside outside of the United States. Substantially all of the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any State in the United States.

We have appointed OKYO Pharma US, Inc., as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.

A judgment of a U.S. court is not directly enforceable in Guernsey, but constitutes a cause of action which may be enforced by Guernsey courts provided that:

●	the applicable U.S. courts had jurisdiction over the case, as recognized under Guernsey law;

●	the judgment is given on the merits and is final, conclusive and non-appealable;

●	the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

●	the defendant is not immune under the principles of public international law;

●	the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

●	the judgment was not obtained by fraud; and

●	the recognition and enforcement of the judgment is not contrary to public policy in Guernsey.

Guernsey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Guernsey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Guernsey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the UK extended to Guernsey by the Protection of Trading Interests Act 1980 (Guernsey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the UK and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the UK, Guernsey or other territory for whose international relations the UK is responsible or a person conducting business in Guernsey.

Guernsey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Guernsey courts. In addition, a plaintiff who is not resident in Guernsey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Guernsey. In addition, Clarivate has been further advised by our legal counsel in Guernsey that it is uncertain as to whether the courts of Guernsey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable, any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$11,020
FINRA fee	15,500
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Other miscellaneous fees and expenses	3,480
Total	$70,000

LEGAL MATTERS

Certain legal matters with respect to English law and Guernsey law in connection with the validity of our ordinary shares registered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe (UK) LLP, United Kingdom and Carey Olsen (Guernsey) LLP, Bailiwick of Guernsey, respectively. Certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2022, and 2021 and for each of the years then ended, included in our Form 20-F annual report for the year ended March 31, 2022 and incorporated by reference in this prospectus have been audited by Mazars LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern. The registered business address of Mazars LLP is 30 Old Bailey, London EC4M 7AU, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of Guernsey. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon OKYO or those persons or to enforce against OKYO or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Guernsey. See “Description of Share Capital and Memorandum and Articles of Incorporation—Enforcement of Civil Liabilities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2022;

●	our Reports on Form 6-K furnished to the SEC on May 18, 2022, May 19, 2022, May 20, 2022, June 9, 2022, August 16, 2022, August 19, 2022, August 30, 2022, September 7, 2022, September 8, 2022, October 20, 2022, October 24, 2022, November 10, 2022, November 21, 2022, November 25, 2022, December 1, 2022, December 6, 2022, December 21, 2022, December 22, 2022, December 30, 2022, January 3, 2023, January 4, 2023, February 14, 2023, February 21, 2023, February 23, 2023, February 28, 2023, March 13, 2023, March 14, 2023, March 15, 2023 (2), March 16, 2023, March 24, 2023, March 29, 2023, March 30, 2023, April 4, 2023, April 5, 2023, April 25, 2023, May 2, 2023, May 3, 2023 (3), May 11, 2023 (2), May 15, 2023, May 19, 2023, May 22, 2023, and June 6, 2023; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 10, 2022, as amended by Form 8-A/A filed with the SEC on June 2, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

OKYO Pharma Limited

Martello Court

Admiral Park

St. Peter Port

Guernsey GY1 3HB

+44 (0)20 7495 2379

You may also access these documents on our website, www.okyopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending March 31, 2022 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Up to $15,500,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

B. Riley Securities

June 11, 2025